UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/26/2004

MIDWESTONE FINANCIAL GROUP INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-24630

IA	42-1003699
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

222 First Avenue East
Oskaloosa, IA 52577
(Address of Principal Executive Offices, Including Zip Code)

641-673-8448
(Registrant’s Telephone Number, Including Area Code)

Items to be Included in this Report

Item 5.    Other events and Regulation FD Disclosure

On May 24, 2004, the Registrant announced that its Board of Directors had approved a stock repurchase program for up to $2,000,000 of Company stock on the open market through December 31, 2004.

The Board of Directors also declared a $.17 per share dividend payable on June 15, 2004 to shareholders of record June 1, 2004.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP INC

Date: May 26, 2004.	By:	/s/ David A. Meinert
David A. Meinert
Executive Vice President & Chief Financial Officer